ROCSOP-OPPENHEIMER STRATEGIC BOND FUND/VA
-----------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                  INCREASE TO         INCREASE TO ACCUMULATED
                  ACCUMULATED NET           NET REALIZED LOSS
                  INVESTMENT INCOME            ON INVESTMENTS
                  -------------------------------------------
                  $10,294,877                     $10,294,877


ROCSOP-OPPENHEIMER MAIN STREET SMALL CAP FUND/VA
------------------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                                                            REDUCTION
                                      INCREASE     TO ACCUMULATED NET
     INCREASE               TO ACCUMULATED NET          REALIZED GAIN
     TO PAID-IN CAPITAL      INVESTMENT INCOME       ON INVESTMENTS (4)
     ----------------------------------------------------------------
     $ 802,069                        $ 50,741              $ 852,810

4. $802,069, including $760,121 of long-term capital gain, was distributed in connection with Fund share redemptions.


ROCSOP-OPPENHEIMER GLOBAL SECURITIES FUND/VA
--------------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                                                                 REDUCTION TO
                                     INCREASE TO              ACCUMULATED NET
    INCREASE TO                  ACCUMULATED NET                REALIZED GAIN
    PAID-IN CAPITAL            INVESTMENT INCOME             ON INVESTMENTS (4)
    -------------------------------------------------------------------------
    $23,806,559                       $8,725,773                  $32,532,332

4. $23,806,559, all of which was long-term capital gain, was distributed in connection with Fund share redemptions.


ROCSOP-OPPENHEIMER CAPITAL APPRECIATION FUND/VA
--------------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

      REDUCTION TO                REDUCTION TO
      ACCUMULATED              ACCUMULATED NET
      NET INVESTMENT             REALIZED LOSS
      INCOME                    ON INVESTMENTS
      ----------------------------------------
      $221,093                        $221,093


ROCSOP-OPPENHEIMER AGGRESSIVE GROWTH FUND/VA
--------------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                                              REDUCTION TO
               REDUCTION TO                ACCUMULATED NET
               PAID-IN CAPITAL             INVESTMENT LOSS
               -------------------------------------------
               $3,250,239                       $3,250,239


ROCSOP-OPPENHEIMER CORE BOND FUND/VA
------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                                       INCREASE TO
      INCREASE TO                  ACCUMULATED NET
      ACCUMULATED NET                REALIZED LOSS
      INVESTMENT INCOME           ON INVESTMENTS
      --------------------------------------------
      $2,048,955                        $2,048,955


ROCSOP-OPPENHEIMER HIGH INCOME FUND/VA
--------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                                         REDUCTION TO
      REDUCTION TO                    ACCUMULATED NET
      ACCUMULATED NET                REALIZED LOSS ON
      INVESTMENT INCOME                 INVESTMENTS
      -----------------------------------------------
      $44,725                                 $44,725


ROCSOP-OPPENHEIMER MAIN STREET FUND/VA
--------------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                   INCREASE TO                    INCREASE TO
                   ACCUMULATED                 ACCUMULATED NET
                   NET INVESTMENT                REALIZED LOSS
                   INCOME                       ON INVESTMENTS
                   -------------------------------------------
                   $2,062                               $2,062


ROCSOP-OPPENHEIMER BALANCED FUND/VA
-----------------------------------

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for December 31, 2005. Net assets of the Fund were unaffected by the reclassifications.

                                                               REDUCTION TO
                                        INCREASE TO         ACCUMULATED NET
   INCREASE                         ACCUMULATED NET           REALIZED GAIN
   TO PAID-IN CAPITAL             INVESTMENT INCOME        ON INVESTMENTS (5)
   ------------------------------------------------------------------------
   $2,276,220                              $946,659              $3,222,879

5. $2,276,220, including $1,962,296 of long-term capital gain, was distributed in connection with Fund share redemptions.